Exhibit 107

Calculation of Filing Fee Tables

…………..

(Form Type)

 ……………………………………………………..

Beamr Imaging Ltd.

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Maximum Aggregate Offering Price(1)(2)(3)	Fee Rate	Amount of Registration Fee (4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, NIS 0.05 par value per share	457(o)	$11,615,000.00	0.00001102	$1,279.97
Fees to Be Paid	Other	Representative’s warrants (4)	457(o) 457(g)
Fees to Be Paid	Equity	Ordinary shares upon exercise of Representative’s warrants (5)	457(o) 457(g)	$725,937.50	0.00001102	$80.00
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts			$12,340,937.50		$1,359.97
	Total Fees Previously Paid					$-
	Total Fee Offsets					-
	Net Fee Due			-		$1,359.97

(1)	This registration statement also includes an indeterminate number of ordinary shares that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	Includes the offering price of additional shares that the underwriters have the option to purchase to cover over-allotments, if any.

(4)	In accordance with Rule 457(g) under the Securities Act, because the ordinary shares of the registrant underlying the Representative’s warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants are exercisable at a per share exercise price equal to 125% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative’s warrants is equal to 125% of 580,750 (which is equal to 5% of $11,615,000).